Exhibit 3.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           HYATON COMPANY INCORPORATED



        We, Robert Novitsky and Peter Schlesinger, hereby certify that:

        1. They are the President and Secretary, respectively, of Hyaton Company Incorporated, a Nevada Corporation (the "Corporation").

        2. The Board of Directors of the Corporation adopted resolutions to amend Article I of the Corporation's Articles of Incorporation on September 30, 1999.

        3. Article I shall be amended and restated as follows:

                                   "Article I

               The name of the corporation is HYATON ORGANICS INC"

        4. The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.


Executed this 30th day of September, 1999.


                                                   /s/   Robert Novitsky
                                                  -----------------------------
                                                   Robert Novitsky
                                                   President


                                                   /s/   Peter Schlesinger
                                                  -----------------------------
                                                   Peter Schlesinger
                                                   Secretary